EX-3.1(iii)
PLAN  AND  AGREEMENT  OF  MERGER

                          PLAN AND AGREEMENT OF MERGER

     This Plan and Agreement of Merger entered into this 3rd day of December 1997 by and among Beacon Light Mining Company, an Idaho Corporation, incorporated on April 16, 1953 (hereinafter "Beacon Light Idaho") and Beacon Light Mining Company, a Nevada Corporation, incorporated on November 18, 1997, and as of February 17, 1998 is officially known as Beacon Light Holding Corporation (hereinafter "Beacon Light Nevada"), are sometimes referred to herein as the constituent corporations.

                             BACKGROUND OF AGREEMENT

     WHEREAS, Beacon Light Idaho on 18th day of November 1997 incorporated a subsidiary corporation, Beacon Light Mining Company in the State of Nevada, whose name on this date has been changed to Beacon Light Holding Corporation ("Beacon Light Nevada"); and

WHEREAS, Beacon Light Idaho is no longer in the exploration and development of potential silver mining properties in the northern part of Idaho and does not do any business in the State of Idaho; and

     WHEREAS, Beacon Light Idaho has authorized capital stock consisting of 10,000,000 shares of Common Stock, of which 2,751,422 shares are issued and outstanding; and

     WHEREAS, Beacon Light Nevada has authorized capital stock consisting of 50,000,000 shares of Common Stock, of which 1 shares is issued and outstanding and is owned by Beacon Light Idaho; and

     WHEREAS, the Board of Directors of Beacon Light Idaho, have determined that it was in the best interest of Beacon Light Idaho to be incorporated in the State of Nevada to avail itself of the corporate and securities laws available in the State of Nevada; and

     WHEREAS, the Board of Directors of Beacon Light Idaho and Beacon Light Nevada have determined that a merger of Beacon Light Idaho with and into Beacon Light Nevada is in the best interest of Beacon Light Idaho and Beacon Light Nevada and such companies desire to set forth in their agreement their entire understanding respecting such merger (hereinafter "the merger"); and

     WHEREAS, at a special meeting of the stockholders of Beacon Light Idaho held at the law offices of Verdiramo & Verdiramo, P.A. on this February 16, 1998 approved the change of domicile for Beacon Light Idaho from Idaho to Nevada (a copy of said minutes is attached as Exhibit A and incorporated herein); and

     WHEREAS, the officers and directors of Beacon Light Idaho at all times herein were and are the same as Beacon Light Nevada; and

     WHEREAS, the parties intend that the merger qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986 as amended (the "Code"); and

     WHEREAS, on February 16, 1998 Beacon Light Idaho merged into Beacon Light Nevada, and the parties are desirous of reducing their merger to a written agreement for the purpose of filing with the respective Secretary of State for the State of Idaho in accordance with Sec. 30-1-1101 of the Idaho Code and the Secretary of State for the State of Nevada in accordance with Chapter 92A of the Nevada Revised Statutes;

     Now, therefore, in consideration of the mutual covenants and agreements herein contained, the parties herein, intending to be legally bound hereby agree as follows:

                                    ARTICLE I
              MERGER OF BEACON LIGHT IDAHO INTO BEACON LIGHT NEVADA
              -----------------------------------------------------

     SECTION  1.1  CLOSING
                   -------

     The closing of the transaction contemplated by this Agreement shall be deemed to have occurred and be effective on February 16, 1998.

     SECTION  1.2  MERGER
                   ------

     As of the closing date as defined in Section 1.1 above, Beacon Light Idaho merged into Beacon Light Nevada, which became the surviving corporation (the "Surviving Corporation") with the clear understanding of the Constituent Corporations that as of that date, the separate existence of Beacon Light Idaho shall cease, and Beacon Light Nevada shall thereafter posses all of the rights, privileges, immunities, powers, licenses, permits and franchises, both of public and private nature, and all the property, real, personal and mixed, all debts due on any account and all chooses in action belonging to or inuring to either of the Constituent Corporations, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations. Any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place or the Surviving Corporation may be substituted in its place. The Merger shall impair neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations.

                                   ARTICLE II
                    ARTICLES, BYLAWS, DIRECTORS AND OFFICERS
                    ----------------------------------------

     SECTION  2.1     BEACON  LIGHT  ARTICLES  AND  BY-LAWS.
                      --------------------------------------

     The Articles of Incorporation and By-Laws of Beacon Light Nevada shall be the Articles of Incorporation and By-Laws of the Surviving Corporation until amended in accordance with applicable Nevada laws.

     SECTION  2.2     BEACON  LIGHT'S  DIRECTORS  AND  OFFICERS.
                      ------------------------------------------

     Upon the closing and consummation of the Merger, the directors and officers of Beacon Light Idaho who are the same as the directors and officers of Beacon Light Nevada, shall become the directors and officers of the Surviving Corporation.

     SECTION  2.3     CHAIRMAN  OF  THE  BOARD  AND  PRESIDENT.
                      -----------------------------------------

     Jerry Gruenbaum shall be appointed as Chairman of the Board of Directors and Jerry Gruenbaum shall be appointed as President of the Surviving Corporation as soon as reasonably practicable following consummation of the Merger.

                                   ARTICLE III
                      CONVERSION AND CANCELLATION OF SHARES
                      -------------------------------------

          After the closing date as defined in Section 1.1 above, there shall be no further registrations of transfer on the stock transfer books of the Surviving Corporation of the shares of Beacon Light Idaho Common Stock, which were outstanding immediately prior to the closing date. If after the closing date, shares of Beacon Light Idaho Common Stock are presented to the Surviving Corporation, they shall be cancelled and exchanged for shares of Surviving Corporation Common Stock.

                                   ARTICLE IV
                                  CONSIDERATION
                                  -------------

     For and in consideration of the merger of Beacon Light Idaho into Beacon Light Nevada, Beacon Light Nevada shall cause to be issued to the present stockholders of Beacon Light Idaho 2,751,422 shares of Beacon Light Nevada Common Stock. Said 2,751,422 shares of Beacon Light Nevada Common Stock shall represent all of the outstanding shares of Beacon Light Nevada as of the date of the merger. The one share of Beacon Light Nevada owned by Beacon Light Idaho immediately prior to the closing shall by virtue of this merger, be cancelled and returned to the status of authorized and un-issued shares.

                                    ARTICLE V
                                MERGER PROCEDURE
                                ----------------

     Upon execution of this Plan and Agreement of Merger, it shall be filed by Beacon Light Idaho with the Secretary of State of the State of Idaho in accordance with Sec. 30-1-1101 of the Idaho Code and by Beacon Light Nevada with the Secretary of State of the State of Nevada in accordance with Chapter 92A of the Nevada Revised Statutes and recorded in accordance with laws, which may apply to mergers within their respective states.

                                   ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF BEACON LIGHT IDAHO
              ----------------------------------------------------

     In order to induce Beacon Light Nevada to enter into this Agreement and to consummate the transactions contemplated hereby, Beacon Light Idaho makes the following representations and warranties to Beacon Light Nevada:

     SECTION  6.1     ORGANIZATION  AND  GOOD  STANDING.
                      ----------------------------------

     a. On the date of closing, Beacon Light Idaho was a corporation duly organized, validly existing and in good standing under the laws of the State of Idaho.

     b. Beacon Light Idaho has the power to carry on its business as and where conducted and is entitled to own, lease or operate its business assets.

     c. Beacon Light Idaho has delivered to Beacon Light Nevada complete and correct copies of its Articles of Incorporation, as amended, and By-Laws, as in effect on the date of closing.

     d. As of the date of closing, the authorized capital stock of Beacon Light Idaho consists of 10,000,000 shares of Common Stock, of which 2,751,422 shares were issued and outstanding.

     SECTION  6.2     AUTHORIZATION  OF  AGREEMENT.
                      -----------------------------

     This Agreement has been duly authorized by the requisite corporate and shareholder action on the part of Beacon Light Idaho. A Copy of the minutes of the Special Meeting of the shareholders of Beacon Light Idaho held this 16th day of February is attached as Exhibit A and incorporated herein. This Agreement has been duly executed and delivered by Beacon Light Idaho and constitutes the legal, valid and binding obligation of Beacon Light Idaho enforceable against Beacon Light Idaho in accordance with its terms.

     SECTION  6.3     BEACON  LIGHT  IDAHO  SHARES.
                      -----------------------------

     Each issued share of Beacon Light Idaho Common Stock is validly issued, fully paid and non-assessable, and each outstanding share of Beacon Light Idaho Common Stock is entitled to one vote. No such shares were issued in violation of any pre-emptive rights.

     SECTION  6.4     NO  CONFLICT
                      ------------

(a) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Beacon Light Idaho is a party.

(b) The execution, delivery and performance by Beacon Light Idaho of this Agreement and the consummation of the transactions contemplated hereby by Beacon
     Light Idaho requires no consent, approval, order or authorization of, action by or in respect of, registration or filing with, any governmental body, court, agency, official or authority other than (i) the filing of the applicable Articles of Merger; and (ii) such other filings or registrations with, or authorizations, consents or approval of, any Governmental Body, the failure of which to make or obtain would not materially adversely affect the ability of Beacon Light Nevada or Beacon Light Idaho to consummate the transactions contemplated hereby.

                                   ARTICLE VII
              REPRESENTATIONS AND WARRANTIES OF BEACON LIGHT NEVADA
              -----------------------------------------------------

     In order to induce Beacon Light Idaho to enter into this Agreement and to consummate the transactions contemplated hereby, Beacon Light Nevada makes the following representations and warranties to Beacon Light Idaho:

     SECTION  6.1     ORGANIZATION  AND  GOOD  STANDING.
                      ----------------------------------

     a. On the date of closing, Beacon Light Nevada was a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     b. Beacon Light Nevada has the power to carry on its business as and where conducted and is entitled to own, lease or operate its business assets.

     c. Beacon Light Nevada has delivered to Beacon Light Idaho complete and correct copies of its Articles of Incorporation, as amended, and By-Laws, as in effect on the date of closing.

     d. As of the date of closing, the authorized capital stock of Beacon Light Nevada consists of 50,000,000 shares of Common Stock, of which one share was issued and outstanding.

     SECTION  6.2     AUTHORIZATION  OF  AGREEMENT.
                      -----------------------------

     This Agreement has been duly authorized by the requisite corporate and shareholder action on the part of Beacon Light Nevada. This Agreement has been duly executed and delivered by Beacon Light Nevada and constitutes the legal, valid and binding obligation of Beacon Light Nevada enforceable against Beacon Light Nevada in accordance with its terms.

     SECTION  6.3     BEACON  LIGHT  NEVADA  SHARES.
                      ------------------------------

     The one issued share of Beacon Light Nevada Common Stock is validly issued, fully paid and non-assessable, and the one outstanding share of Beacon Light Nevada Common Stock is entitled to one vote. No such share was issued in violation of any pre-emptive rights.

     SECTION  6.4     NO  CONFLICT
                      ------------

(c) The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Beacon Light Nevada is a party.

(d) The execution, delivery and performance by Beacon Light Nevada of this Agreement and the consummation of the transactions contemplated hereby by Beacon
     Light Nevada requires no consent, approval, order or authorization of, action by or in respect of, registration or filing with, any governmental body, court, agency, official or authority other than (i) the filing of the applicable Articles of Merger; and (ii) such other filings or registrations with, or authorizations, consents or approval of, any Governmental Body, the failure of which to make or obtain would not materially adversely affect the ability of Beacon Light Nevada or Beacon Light Idaho to consummate the transactions contemplated hereby.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     SECTION  7.1     APPLICATION.
                      ------------

     This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada, except as to any technical Idaho requirement of corporate merger pertaining to Beacon Light Idaho.

     SECTION  7.2     NOTICES.
              ---     --------

     All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been dully given when (i) hand delivered; (ii) sent by telegram, fax, telex or wire followed by a confirming letter; or (iii) sent by United States certified or registered mail, postage prepaid, addressed to the parties, their successors in interest, or their assignees at the following address (or at such other addresses as the parties may designate by like written notice):

                        Beacon Light Holding Corporation
                          100 Pearl Street - 14th Floor
                           Hartford, Connecticut 06103
                           Phone Number (860) 249-7008
                            Fax Number (860) 249-7001

     SECTION  7.3     PAYMENT  OF  EXPENSES.
                      ----------------------

     Beacon Light Nevada shall pay all fees and expenses incurred by it in connection with the preparation, negotiation, execution, delivery and completion of this Agreement and the transactions contemplated hereunder.

     SECTION  7.4     ASSIGNMENT.
                      -----------

     This Agreement shall not be assigned by any party without the written consent of the other party hereof.

     SECTION  7.5     COUNTERPARTS.
                      -------------

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     SECTION  7.6     CAPTIONS.
                      ---------

     Captions used herein are for convenience of reference only; such captions are not a part hereof and shall not be used in construing this Agreement.

     SECTION  7.7  ENTIRE  AGREEMENTS.
                   -------------------

     This Agreement contains the entire agreement of the parties regarding the subject matter hereof. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the subject matter of this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise with respect to the subject matter hereof not contained in this Agreement shall be valid or binding.

     IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be signed by their respective duly authorized officers on this the 18th Day of February, 2000.

     BEACON  LIGHT  MINING  COMPANY
     [BEACON  LIGHT  IDAHO]

     By:_/s/  Jerry  Gruenbaum
       ----------------------------------
        Jerry  Gruenbaum,  President

     BEACON  LIGHT  HOLDING  CORPORATION
     Formerly  known  as:
     BEACON  LIGHT  MINING  COMPANY
     [BEACON  LIGHT  NEVADA]

     By:_/s/  Jerry  Gruenbaum
       ----------------------------------
     Jerry  Gruenbaum,  President


STATE  OF  CONNECTICUT:
                      :  cc:  Hartford
COUNTY  OF  HARTFORD  :

On the 18th day of February, 2000, personally appeared before me a Notary Public, Jerry Gruenbaum who acknowledged that he executed the above instrument.

/s/  Maria  Varanda-Gonzalez
----------------------------
Notary  Public


                           BEACON LIGHT MINIMG COMPANY
                             MEETING OF SHAREHOLDERS

     At a special meeting of the stockholders of Beacon Light Mining Company which was held at the law offices of Verdiramo & Verdiramo, P.A., 3163 Kennedy Boulevard, Jersey City, New Jersey on February 16, 1998 at 9:00 a.m. eastern standard time the following items were discussed and adopted:

1. Stockholder proxies representing 2,335,420 shares were represented at the hearing thereby constituting a majority. The stockholders all approved the three (3) items on the agenda which are as follows:

a.     Approval  of  the  change  of  domicile  from  Idaho  to  Nevada.
b. Approval of a new class of stock of preferred, convertible to $1.00 per share of common stock, carrying a coupon of 8 percent.
c.     Approval  of  the  name  change  to  Beacon  Light  Holding  Corporation.

     There being no further business before the special meeting, the meeting was adjourned.


/s/Jerry  Gruenbaum
-------------------
JERRY  GRUENBAUM.  Director  and  Secretary


                                    Exhibit A



   99